UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

TOMOTHERAPY INCORPORATED
 (Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2009, TomoTherapy Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report its entry into that certain Magnetron Subscription Agreement (the “Agreement”), effective as of May 1, 2009, with e2v Inc. and e2v Technologies (UK) Limited , for the manufacture, purchase, and sale of magnetrons. A redacted form of the Agreement was filed as an exhibit to the Original Form 8-K, and the Company simultaneously filed a confidential treatment request with the Securities and Exchange Commission (the “SEC”). As a result of the SEC’s partial rejection of this confidential treatment request, the Company is filing a revised redacted form of the Agreement as an exhibit to this amended current report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1 *	Magnetron Subscription Agreement, dated April 24, 2009 and effective May 1, 2009, among the Company and e2v Inc. and e2v Technologies (UK) Limited

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this amended current report on Form 8-K/A and submitted separately to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: October 28, 2009	By:	/s/ Thomas E. Powell

Thomas E. Powell Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description
10.1 *	Magnetron Subscription Agreement, dated April 24, 2009 and effective May 1, 2009, among the Company, e2v Inc. and e2v Technologies (UK) Limited

* Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the exhibit to this amended current report on Form 8-K/A and submitted separately to the SEC.